        As filed with the Securities and Exchange Commission on June 18, 1998
                                             Registration No. 333-
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                             ----------------------------

                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                             ----------------------------

                          ROSEDALE DECORATIVE PRODUCTS LTD.
             (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

   ONTARIO, CANADA                          N/A                        5110
(State or other jurisdiction of      (I.R.S. Employer       (Primary Standard Industrial
 incorporation or organization)    Identification Number)    Classification Code Number)


                                  731 MILLWAY AVENUE
                                   CONCORD, ONTARIO
                                    CANADA L4K 3S8
                                    (416) 593-4519
            (Address and telephone number of principal executive offices)

                          ALAN FINE, CHIEF EXECUTIVE OFFICER
                                  731 MILLWAY AVENUE
                                   CONCORD, ONTARIO
                                    CANADA L4K 3S8
                                    (416) 593-4519
              (Name, address and telephone number of agent for service)

                           Copies of all communications to:

Gregory Sichenzia, Esq.                 Robert E. Altenbach, Esq.
Sichenzia, Ross & Friedman LLP          Kutak Rock
135 West 50th Street, 20th Floor        Suite 2100
New York, New York 10020                225 Peachtree Street N.E.
Telephone No.: (212) 664-1200           Atlanta, Georgia 30303-1731
Facsimile No.:  (212) 664-7329          Telephone No.: (404) 222-4600
                                        Facsimile No.:  (404) 262-4654

                   ------------------------------------------------
                   APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                   ------------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-44747

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      CALCULATION OF ADDITIONAL REGISTRATION FEE

==========================================  ============  ==================  ====================  ============
               Title of
              Each Class                      Amount           Maximum              Maximum
           of Securities to                    to be        Offering Price         Aggregate        Registration
            be Registered                    Registered     Per Security(1)     Offering Price(1)        Fee
------------------------------------------  ------------  ------------------  --------------------  ------------
Common Stock, no par value per share (2)       115,000          $5.00               $575,000           $169.63
------------------------------------------  ------------  ------------------  --------------------  ------------
Class A Warrants(3)                            115,000          $.125               $ 14,375             $4.24
------------------------------------------  ------------  ------------------  --------------------  ------------
Common Stock, no par value per share,
issuable upon exercise of Class A
Warrants (4)                                   115,000          $6.00               $690,000           $203.55
------------------------------------------  ------------  ------------------  --------------------  ------------
Common Stock, no par value per share,
underlying Underwriter's Options(5)             10,000          $7.50               $ 75,000           $ 22.13
------------------------------------------  ------------  ------------------  --------------------  ------------
Class A Redeemable Warrants issuable upon
exercise of Underwriter's Options(5)            10,000          $.1875              $  1,875           $  0.55
------------------------------------------  ------------  ------------------  --------------------  ------------
Common Stock, no par value per share,
issuable upon exercise of Class A Warrants
underlying Underwriter's options (6)            10,000          $7.50               $ 75,000           $ 22.13
------------------------------------------  ------------  ------------------  --------------------  ------------
Total                                                                            $1,431,250.00         $422.23
------------------------------------------  ------------  ------------------  --------------------  ------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes up to 15,000 Shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option.

(3) Includes up to 15,000 Warrants issuable upon exercise of the Underwriter's over-allotment option.

(4) Represents shares of Common Stock issuable upon exercise of the Warrants offered pursuant to this Registration Statement.

(5) Reserved for issuance upon exercise of the Underwriter's Option together with such indeterminate number of Warrants and/or Common Stock as may be issuable pursuant to anti-dilution provisions under the Underwriter's Purchase Option or the Warrants.

(6) Reserved for issuance upon exercise of the Warrants obtained upon exercise of the Underwriter's Purchase Option.

     The contents of the Registration Statement on Form SB-2 (Registration No. 333-44747), registering (i) 1,150,000 shares of common stock, no par value per share ("Common Stock"), (ii) 1,150,000 Class A Warrants, (iii) 1,150,000 shares of Common Stock issuable upon exercise of the Class A Warrants, (iv) 100,000 shares of Common Stock underlying Underwriter's Options, (v) 100,000 Class A Warrants issuable upon exercise of Underwriter's Options, and (vi) 100,000 shares of Common Stock issuable upon exercise of Class A Warrants underlying Underwriter's Options, filed on January 22, 1998 with the Commission, as amended by Pre-Effective Amendments Nos. 1, 2 and 3 are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

               EXHIBITS

     5.1       Opinion of LLP Torkin, Manes, Cohen & Arbus
     23.1      Consent of Schwartz Levitsky  Feldman
     23.2      Consent of Sichenzia, Ross & Friedman LLP
     23.3      Consent of Torkin, Manes, Cohen & Arbus (incorporated into
               Exhibit 5.1)
     25.1      Powers of Attorney (see Page iv)

                                      SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada on June 18, 1998.


ROSEDALE DECORATIVE PRODUCTS LTD.


By: /s/Alan Fine                        By: /s/Sidney Ackerman
   ----------------------------------      ---------------------------------
   Alan Fine, Chief Executive Officer      Sidney Ackerman, President


     Pursuant to the requirements of the Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned officers and directors of ROSEDALE DECORATIVE PRODUCTS LTD. hereby severally constitute and appoint Sidney Ackerman and Alan Fine, our true and lawful attorneys-in-fact and agents with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature Title     Date

/s/Alan Fine                       Chairman of the Board         June 18, 1998
----------------------------       of Directors and Chief
Alan Fine                          Executive Officer


/s/Sidney A. Ackerman              President and Director        June 18, 1998
----------------------------
Sidney A. Ackerman


/s/Norman Maxwell                  Chief Financial Officer/      June 18, 1998
----------------------------       Principal Accounting Officer,
Norman Maxwell                     Operations Manager and
                                   Director


/s/Sheldon Isenberg                Treasurer, Corporate          June 18, 1998
----------------------------       Secretary and Director
Sheldon Isenberg